Exhibit 1.7

Execution Version

AMENDMENT NO. 1

TO THE

DISTRIBUTION AGREEMENT

This Amended Distribution Agreement is entered into as of January 11, 2008 by and between Credit Suisse (the “Issuer”), a corporation organized and existing under the laws of Switzerland, and Credit Suisse Securities (USA) LLC (the “Distributor”), a limited liability company organized and existing under the laws of the State of Delaware.

WHEREAS, the Issuer and the Distributor entered into that certain Distribution Agreement dated as of May 7, 2007 (the “Distribution Agreement”) in respect of the Issuer’s medium-term notes registered under and issued pursuant to the Registration Statement (as defined in the Distribution Agreement) (any such medium-term notes, the “Securities”); and

WHEREAS, the Issuer and the Distributor wish to amend the Distribution Agreement to provide for the appointment of additional institutions as Distributors thereunder;

NOW, THEREFORE, the Issuer and the Distributor hereby agree as follows:

SECTION 1.    Unless the context otherwise requires or unless otherwise provided herein, all words and phrases used in this Agreement shall have the meanings given to them in the Distribution Agreement.

SECTION 2.    With effect from the date of this Agreement, the Distribution Agreement shall be amended as follows:

(a)           The first sentence of the first paragraph of Section 1 shall be amended by deleting the phrase “(the ‘Distributor’)” after the phrase “confirms its agreement with you”.

(b)           Section 2(a) shall be amended by the insertion of the following new definition after the term “Commission” and before the term “Effective Date”:

“‘Distributor’ means you and any additional institutions appointed as a distributor under this Agreement pursuant to Section 3(a) hereof; and the term ‘you’ means you and any other Distributor appointed hereunder, collectively.”

(c)           The following new clause 3(a)(iii) shall be inserted:

“Notwithstanding paragraph 3(a)(ii) above, the Issuer may, from time to time, appoint one or more additional institutions as new Distributors hereunder, for the duration of this Agreement or in relation to a particular series or group of series of the Issuer’s Securities only, in either case upon the execution by the Issuer of an accession letter (a “Distributor Accession Confirmation”) in the form of Exhibit D or Exhibit F hereto, as appropriate, subject to such changes as the Issuer deems appropriate; provided that such additional institution shall have first requested appointment as such upon the terms and conditions of this Agreement in writing to the Issuer pursuant to a distributor accession letter (a “Distributor Accession Letter”) substantially in the form of Exhibit E or Exhibit G hereto, as appropriate, whereupon such institution shall, subject to the terms and conditions of this Agreement, the relevant Distributor Accession Letter and the relevant Distributor Accession Confirmation, become a party to this Agreement as a Distributor, vested, subject to the terms of the relevant Distributor Accession Confirmation, with all the authority, rights and powers and subject to all the duties and obligations of a Distributor as if originally named as a Distributor hereunder; provided, further, that, in the case of an institution which has become a Distributor in respect of a particular series or group of series of Securities only, following the issue of the relevant series or group of series of Securities, the relevant new Distributor shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issuance of such series or group of series of Securities.” Notwithstanding the foregoing, if any Distributor Accession Confirmation shall amend or supplement this Agreement, the provisions of Section 13 shall apply to Credit Suisse Securities (USA) LLC only.

(d)           Exhibits A, B, C and D hereto shall be the Exhibits D, E, F and G, respectively, referenced in the preceding paragraph.

(e)           Section 8(c) shall be deleted and replaced in its entirety by the following:

“(c)         Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such

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indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Issuer in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.”

(f)            The following new sentence shall be inserted as the penultimate sentence of Section 8(d):

“In the event that there is more than one Distributor, the Distributors’ obligations in this subsection (d) to contribute shall be several in proportion to their respective obligations and not joint.”

(g)           The following new phrase shall be inserted in the last sentence of Section 8(d), between the phrase “determined by pro rata allocation” and the phrase “or by any other method of allocation”:

“(even, in the event that there shall be more than one Distributor, if the Distributors were treated as one entity for such purpose)”.

SECTION 3.       The Distribution Agreement shall henceforth be read and construed as one document with this Agreement so that the provisions thereof are incorporated into this Agreement as though set out in full herein.

SECTION 4.       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 5.       This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CREDIT SUISSE

By:	/s/ Peter Feeney
Name: Peter Feeney
Title: Managing Director

By:	/s/ Grace Koo
Name: Grace Koo
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Michael G. Clark
Name: Michael G. Clark
Title: Director

Amendment No. 1 to Distribution Agreement

Signature page

EXHIBIT A

FORM OF DISTRIBUTOR ACCESSION CONFIRMATION — PROGRAM

To: [Name and address of new Distributor]

[Date]

Re:          Registered Medium-Term Note Program

Ladies and Gentlemen:

We refer to the Distribution Agreement dated as of May 7, 2007 (which agreement, as amended from time to time, is herein referred to as the “Distribution Agreement”) entered into in respect of the above-referenced Medium-Term Note Program and hereby acknowledge receipt of your Distributor Accession Letter to us dated [                ]. Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

In accordance with Section 3(a) of the Distribution Agreement, we hereby confirm that, with effect from the date hereof, you shall become a party to, and a Distributor under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all the duties and obligations of a Distributor as if originally named as such under the Distribution Agreement.

Yours faithfully,

CREDIT SUISSE

By:
Name:
Title:

By:
Name:
Title:

cc:                      Distributor(s)

Trustee

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EXHIBIT B

FORM OF DISTRIBUTOR ACCESSION LETTER — PROGRAM

Credit Suisse

One Madison Avenue

New York, NY 10010

Attn: Legal Department

[Date]

Re:                             Registered Medium-Term Note Program

Ladies and Gentlemen:

We refer to the Distribution Agreement dated as of May 7, 2007, entered into in respect of the above-referenced Medium-Term Note Program and made by and between Credit Suisse (the “Issuer”) and Credit Suisse Securities (USA) LLC, as the Distributor party thereto (which agreement, as amended from time to time, is herein referred to as the “Distribution Agreement”). Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

We confirm that we are in receipt of the documents referenced below (except to the extent we have waived delivery of such documents):

•                                          a copy of the Distribution Agreement;

•                                          a signed copy of the Registration Statement, including all exhibits, in the form it became effective, and of all amendments and supplements thereto; and

•                                          a copy of all documents referred to in Section 6 of the Distribution Agreement, as previously delivered on the Closing Date,

and have found them to our satisfaction.

For the purposes of Section 13 of the Distribution Agreement our notice details are as follows:

[insert name, address, telephone, fax, email address and attention].

In consideration of the Issuer appointing us as a Distributor under the Distribution Agreement, we hereby undertake, for the benefit of the Issuer and each of the other Distributors, that we will perform and comply with all the duties and obligations expressed to be assumed by a Distributor under or pursuant to the Distribution Agreement. We also undertake to deliver to The Depository Trust Company of New York such pricing letters as it may reasonably require from us in connection with the offer and sale of the Securities comprising the Issue.

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

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Yours faithfully,

[Name of new Distributor]

By:
Name:
Title:

cc: Distributor(s)
Trustee

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EXHIBIT C

FORM OF DISTRIBUTOR ACCESSION CONFIRMATION — NOTE ISSUE

To: [Name and address of new Distributor]

[Date]

Re:                             Registered Medium-Term Note Program

Ladies and Gentlemen:

We refer to the Distribution Agreement dated as of May 7, 2007 (which agreement, as amended from time to time, is herein referred to as the “Distribution Agreement”) entered into in respect of the above-referenced Medium-Term Note Program and hereby acknowledge receipt of your Distribution Accession Letter to us dated [                ]. Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

In accordance with Section 3(a) of the Distribution Agreement, we hereby confirm that, with effect from the date hereof solely in respect of the issue of [           ] Securities due [             ] (the “Issue”)(1), you shall become a party to, and a Distributor under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of a Distributor in relation to the Issue as if originally named as such under the Distribution Agreement.

Such appointment is limited to the Issue and is not for any other issue of Securities of the Issuer pursuant to the Distribution Agreement and such appointment will terminate upon issue of the Securities comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

Yours faithfully,

CREDIT SUISSE

By:
Name:
Title:

By:
Name:
Title:

cc: Distributor(s)
Trustee

(1) Specify a group of issues, if appropriate.

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EXHIBIT D

FORM OF DISTRIBUTOR ACCESSION LETTER — NOTE ISSUE

Credit Suisse

One Madison Avenue

New York, NY 10010

Attn: Legal Department

[Date]

Re:                             Registered Medium-Term Note Program

Ladies and Gentlemen:

We refer to the Distribution Agreement dated as of May 7, 2007, entered into in respect of the above-referenced Medium-Term Note Program and made by and between Credit Suisse (the “Issuer”) and Credit Suisse Securities (USA) LLC, as the Distributor party thereto (which agreement, as amended from time to time, is herein referred to as the “Distribution Agreement”). Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

We confirm that we are in receipt of the documents referenced below (except to the extent that we have waived delivery of such documents):

•                                          a copy of the Distribution Agreement;

•                                          a signed copy of the Registration Statement, including all exhibits, in the form it became effective, and of all amendments and supplements thereto; and

•                                          a copy of all documents referred to in Section 6 of the Distribution Agreement, as previously delivered on the Closing Date,

and have found them to our satisfaction.

For the purposes of Section 13 of the Distribution Agreement our notice details are as follows:

[insert name, address, telephone, fax, email address and attention].

In consideration of the Issuer appointing us as a Distributor solely in respect of the issue of [               ] Securities due [               ] (the “Issue”) under the Distribution Agreement, we hereby undertake, for the benefit of the Issuer and each of the other Distributors, that, in relation to the Issue, we will perform and comply with all the duties and obligations expressed to be assumed by a Distributor under or pursuant to the Distribution Agreement. We also undertake to deliver to The Depository Trust Company of New York such pricing letters as it may reasonably require from us in connection with the offer and sale of the Securities comprising the Issue.

We acknowledge that such appointment is limited to the Issue and is not for any other issue of Securities of the Issuer pursuant to the Distribution Agreement and that such appointment will

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terminate upon issue of the Securities comprising the Issue but without prejudice to any rights, duties or obligations which have arisen prior to such termination.

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

Yours faithfully,

[Name of new Distributor]

By:
Name:
Title:

cc: Distributor(s)
Trustee

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